Exhibit 99.1

         THE GYMBOREE CORPORATION REPORTS FIRST QUARTER 2005 RESULTS

    SAN FRANCISCO, May 18 /PRNewswire-FirstCall/ -- The Gymboree Corporation (Nasdaq: GYMB) today reported earnings from continuing operations of $5.3 million or $0.17 per diluted share for the first fiscal quarter ended April 30, 2005 compared to earnings from continuing operations of $7.6 million or $0.24 per diluted share for the same period last year.

    Net sales from retail operations for the first fiscal quarter ended April 30, 2005 totaled $160.0 million, an 11% increase over the $144.4 million in net sales from retail operations for the first fiscal quarter of the prior year. As previously reported, comparable store sales from retail operations for the first fiscal quarter increased 3% over the same period last year. Total net sales for the first fiscal quarter were $163.0 million, an increase of 11% compared to total net sales of $147.1 million for the first fiscal quarter last year.

    Business Outlook
    For the second fiscal quarter, the Company expects comparable store sales to be flat to slightly positive to the prior year. The Company also reaffirmed its second fiscal quarter guidance of a loss per diluted share from continuing operations to be in the range of $0.23 to $0.26. For the full fiscal year 2005, the Company now expects earnings per diluted share from continuing operations to be in the range of $0.43 to $0.53.

    Management Presentation
    The live broadcast of the discussion of first quarter 2005 earnings results will be available to interested parties at 1:30 p.m. PT (4:30 p.m. ET) on Wednesday, May 18, 2005. To listen to the live broadcast over the Internet, please log on to www.gymboree.com, click on "Our Company" at the bottom of the page, go to "Investor and Media Relations" and then "Conference Calls, Webcasts & Presentations." A replay of the call will be available two hours after the broadcast through midnight ET, Wednesday, May 25, 2005, at 800-642-1687, passcode 6110917, as well as archived on our Web site at the same location as the live Webcast.

    About The Gymboree Corporation
    The Gymboree Corporation's specialty retail brands offer unique, high-quality products delivered with personalized customer service. As of April 30, 2005, the Company operated a total of 647 stores: 575 Gymboree(R) retail stores (547 in the United States and 28 in Canada), 57 Janie and Jack(R) retail shops and 15 Janeville(TM) stores in the United States. The Company also operates online stores at gymboree.com and janieandjack.com, and offers directed parent-child developmental play programs at 524 franchised and company-operated centers in the United States and 25 other countries.

    Forward-Looking Statements
    The foregoing financial information for the fiscal quarter ended April 30, 2005 is un-audited and subject to quarter-end and year-end adjustment, and could differ materially from the financial information indicated. The foregoing paragraphs contain forward-looking statements relating to The Gymboree Corporation's anticipated sales growth and future financial performance. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results could differ materially as a result of a number of factors, including customer reactions to new merchandise, service levels and new concepts, success in meeting our delivery targets, the level of our promotional activity, unanticipated costs actually incurred in connection with the wind down of our UK and Ireland operations, our gross margin achievement, our ability to appropriately manage inventory, general economic conditions, and competitive market conditions. Other factors that may cause actual results to differ materially include those set forth in the reports that we file from time to time with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended January 29, 2005. These forward-looking statements reflect The Gymboree Corporation's expectations as of May 18, 2005. The Gymboree Corporation undertakes no obligation to update the information provided herein.

    Gymboree and Janie and Jack are registered trademarks of The Gymboree Corporation. Janeville is a trademark of The Gymboree Corporation.

                            THE GYMBOREE CORPORATION

                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 (In thousands, except per share and store data)
                                   (Unaudited)

                                                                 13 Weeks Ended
                                                          ----------------------------
                                                            April 30,         May 1,
                                                              2005            2004
                                                          ------------    ------------
Net sales:
  Retail                                                  $    160,003    $    144,448
  Play & Music and Other                                         2,963           2,667
    Total net sales                                            162,966         147,115
Cost of goods sold, including buying and occupancy
 expenses                                                      (98,336)        (84,758)
    Gross profit                                                64,630          62,357
Selling, general and administrative expenses                   (56,621)        (50,603)
  Operating income                                               8,009          11,754
Other income, net                                                  206             238
  Income from continuing operations before income
   taxes                                                         8,215          11,992
Income tax expense                                              (2,936)         (4,377)
  Income from continuing operations, net of income tax           5,279           7,615
Income from discontinued operations, net of income tax             239             390
Income before cumulative effect of change in
 accounting principle                                            5,518           8,005
Cumulative effect of change in accounting principle,
 net of income tax                                                  --           1,227
  Net income                                              $      5,518    $      9,232

Basic per share amounts:
Income from continuing operations, net of income tax      $       0.17    $       0.25
Income from discontinued operations, net of income tax            0.01            0.01
Cumulative effect of change in accounting principle,
 net of income tax                                                  --            0.04
Net income                                                $       0.18    $       0.30

Diluted per share amounts:
Income from continuing operations, net of income tax      $       0.17    $       0.24
Income from discontinued operations, net of income tax            0.01            0.01
Cumulative effect of change in accounting principle,
 net of income tax                                                  --            0.04
Net income                                                $       0.18    $       0.29

Weighted average shares outstanding:
  Basic                                                         31,166          30,476
  Diluted                                                       31,502          31,348

Number of stores at end of period                                  647             633

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)

                                               April 30,     January 29,      May 1,
                                                 2005           2005           2004
                                             ------------   ------------   ------------
Current Assets
  Cash and cash equivalents                  $     33,759   $     30,599   $     30,906
  Marketable securities                            45,000         30,000         79,300
  Accounts receivable                              11,333         16,547          9,267
  Merchandise inventories                          73,116         97,237         64,840
  Income tax receivable                             2,454          3,554             --
Prepaid expenses and deferred taxes                 5,889          6,789          9,241
Current assets of discontinued operations           1,601          1,794          9,092
 Total current assets                             173,152        186,520        202,646

Property and Equipment, net                       146,758        150,746        118,623
Lease Rights, Deferred Taxes and Other
 Assets                                            13,910         14,433          9,328

  Total Assets                               $    333,820   $    351,699   $    330,597

Current Liabilities
  Accounts payable                           $     20,698   $     39,241   $     35,998
  Accrued liabilities                              35,958         41,803         43,765
  Current liabilities of discontinued
   operations                                       3,906          7,144          3,950
    Total current liabilities                      60,562         88,188         83,713

Long Term Liabilities
  Deferred rent and other liabilities              49,220         46,105         33,710

Stockholders' Equity                              224,038        217,406        213,174

  Total Liabilities and Stockholders'
   Equity                                    $    333,820   $    351,699   $    330,597

SOURCE  The Gymboree Corporation
    -0-                             05/18/2005
    /CONTACT: Investors: Blair W. Lambert, +1-415-278-7933 or investor_relations@gymboree.com, or Media: Jaclyn Schatzow, +1-415-278-7472 or media_relations@gymboree.com, both of The Gymboree Corporation/
    /Web site:  http://www.gymboree.com /